UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PLEASE VOTE YOUR SHARES OF COMMON STOCK TODAY!

September 17, 2014

Dear AdCare Shareholder,

We are writing to remind you of the importance of voting your shares of common stock at the Special Meeting of Shareholders of AdCare Health Systems, Inc. to be held on October 14, 2014, and any adjournments or postponements thereof (the “Special Meeting”).  We previously sent you proxy materials for the Special Meeting, which described, among other items, the proposal to approve the Additional Leasing Transactions (as defined in the proxy statement which was previously mailed to you). According to our latest records, we have not yet received your vote. The Special Meeting is now only a short time away, and it is therefore important that you promptly complete, sign, date and return your proxy card (or vote your shares by telephone or the Internet in accordance with the instructions on your proxy card) in order to make sure that your shares are voted at the meeting in accordance with your desires.

Your vote is important, no matter how many or how few shares of common stock you may own.  If you have not already done so, please vote TODAY by telephone or the Internet, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the Special Meeting.

If you have recently mailed your proxy card (or voted by telephone or the Internet), then please accept my sincere appreciation and disregard this request.

We appreciate your time and consideration and your continued support.

Sincerely,
/s/DAVID A. TENWICK
David A. Tenwick
Chairman of the Board